Exhibit 1.1

FORM PLACEMENT AGENCY AGREEMENT

Joseph Gunnar & Co., LLC

40 Wall Street, 30th Floor

New York, NY 10005

[_], 2024

Ladies and Gentlemen:

This letter (this “Agreement”) constitutes the agreement by and between Lucas GC Limited (the “Company”) and Joseph Gunnar & Co., LLC (the “Placement Agent ”) pursuant to which the Placement Agent shall serve as the placement agent for the Company, on a reasonable “best efforts” basis, in connection with the proposed offer and sale (the “Offering”) by the Company of its Securities (as defined in Section 3 of this Agreement) (the “Services”). The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable “best efforts” basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company.

1.	Appointment of Exclusive Placement Agent.

On the basis of the representations, warranties, covenants and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Company hereby appoints the Placement Agent as its exclusive placement agent in connection with a distribution of its Shares (as defined below) to be offered and sold by the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”) on Form F-1 (File No. 333-[_]), and the Placement Agent agrees to act as the Company’s exclusive placement agent. Pursuant to this appointment, the Placement Agent will solicit offers for the purchase of or attempt to place all or part of the Securities of the Company in the proposed Offering. Until the final closing or upon termination of this Agreement pursuant to Section 5 hereof, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase the Securities other than through the Placement Agent. The Placement Agent will use its reasonable “best efforts” to solicit offers to purchase the Securities from the Company on the terms, and subject to the conditions, set forth in the Prospectus (as defined below). The Placement Agent shall use commercially reasonable “best efforts” to assist the Company in obtaining performance by each Purchaser (as defined below) whose offer to purchase Securities has been solicited by the Placement Agent, but the Placement Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. The Company acknowledges that under no circumstances will the Placement Agent be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases of the Securities, the Placement Agent shall act solely as agent of the Company. The Services provided pursuant to this Agreement shall be on an “agency” basis and not on a “principal” basis. Following the prior written consent of the Company, the Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

The Placement Agent will solicit offers for the purchase of the Securities in the Offering at such times and in such amounts as the Placement Agent deems advisable. The Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. The Company and Placement Agent shall negotiate the timing and terms of the Offering and acknowledge that the Offering and the provision of the Services related to the Offering are subject to market conditions and the receipt of all required related clearances and approvals.

2.	Fees; Expenses; Other Arrangements.

A. Placement Agent’s Fee. As compensation for services rendered, the Company shall pay to the Placement Agent in cash by wire transfer in immediately available funds to an account or accounts designated by the Placement Agent an amount (the “Placement Fee”) equal to a percentage of the aggregate gross proceeds received by the Company from the sale of the Securities, at the closing of the Offering (the “Closing” and the date on which the Closing occurs, the “Closing Date”), which percentage shall be seven percent (7.0%) of the aggregate gross proceeds in the Offering from sales introduced by the Placement Agent and 2.0% of the gross proceeds in the Offering from all other sales.

B. Offering Expenses. The Company will be responsible for and will pay all expenses relating to the Offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the Securities with the U.S. Securities and Exchange Commission (“Commission”); (b) all FINRA filing fees; (c) all fees and expenses relating to the listing of the Shares on the Nasdaq Capital Market (the “Exchange”); (d) the costs of all mailing and printing of the documents related to the Offering; (e) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to Investors; (f) the fees and expenses of the Company’s accountants; and (g) due diligence expenses and legal fees of Placement Agent’s counsel not to exceed $100,000. The expenses set forth herein shall be paid by the Company to the Placement Agent on the Closing Date, provided, however, that in the event that the Offering is terminated, the Company agrees to reimburse the Placement Agent to the extent required by Section 5 hereof promptly after such termination.

C. Tail Financing. The Placement Agent shall be entitled to fees per Section 2.A. of this Agreement with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such Tail Financing is provided to the Company by any investors that the Placement Agent has introduced to and/or contacted on behalf of the Company in connection with this Offering (or any entity under common management or having a common investment advisor), if such Tail Financing is consummated at any time within the 12-month period following the termination of the Company’s engagement with the Placement Agent.

D. Right of First Refusal. The Company shall grant to the Placement Agent the right (“Right of First Refusal”) to participate as an investment banker, joint book-runner, joint placement agent, or joint advisor, for each and every public and private equity and debt offering and business combination for a period starting from the date hereof and ending on the earlier of (i) the closing of follow-on offering(s) by the Company with aggregate amount reaching $20,000,000 and (ii) twelve (12) months from the Company’s initial public offeirng, for the Company, or any successor to or any subsidiary of the Company (the “Subject Transaction”); provided that the Right of First Refusal shall be contingent upon the written agreement by the Placement Agent to participate in any Subject Transaction upon the same terms and conditions which are set forth in a bona fide offer received by the Company from a third party for transactions of similar size and nature. At any time within five (5) days after receipt of a notification from the Company regarding a Subject Transaction, the Placement Agent may, by giving written notice to the Company, elect to exercise their Right of First Refusal. The failure of the Placement Agent to give such notice within such five-day period will be deemed an election not to exercise the Right of First Refusal. If the Placement Agent decline to exercise the Right of First Refusal, the Company shall have the right to retain any other person or persons to provide such services only for such specific Subject Transaction, and all future Subject Transactions shall continue to be subject to the Right of First Refusal.

E. The Services provided by the Placement Agent hereunder are solely for the benefit of the Company and are not intended to confer any rights upon any persons or entities not a party hereto (including, without limitation, security holders, employees or creditors of the Company) as against the Placement Agent or its directors, officers, agents and employees.

3.	Description of the Offering.

The Securities to be offered directly to various investors (each, an “Investor” or “Purchaser” and, collectively, the “Investors” or the “Purchasers”) pursuant to the Securities Purchase Agreement dated on or about the date hereof between the Company and the Investors (the “Securities Purchase Agreement”) shall consist of shares (the “Shares” or “Securities”) of the Company’s ordinary shares, par value $0.000005 per share (“Ordinary Shares”). The purchase price for one Share shall be $[_] (the “Purchase Price”). If the Company shall default in its obligations to deliver Securities to a Purchaser whose offer it has accepted and who has tendered payment, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company under this Agreement.

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4.	Delivery and Payment; Closing.

Settlement of the Securities purchased by an Investor shall be made as set forth in the Securities Purchase Agreement. On the Closing Date, the Securities to which the Closing relates shall be delivered through such means as the parties to the Securities Purchase Agreement may hereafter agree. The Securities shall be registered in such name or names and in such authorized denominations as set forth in the Securities Purchase Agreement. The term “Business Day” means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

5.	Term and Termination of Agreement.

The term of this Agreement will commence upon the execution of this Agreement and will terminate on the earlier of the Closing Date or the thirtieth Business Day after the execution of this Agreement. Notwithstanding anything to the contrary contained herein, any provision in this Agreement concerning or relating to confidentiality, indemnification, contribution, advancement, the Company’s representations and warranties and the Company’s obligations to pay fees, including without limitation as set forth in Seciotn 2(C) above, and reimburse expenses will survive any expiration or termination of this Agreement. If any condition specified in Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that those portions of this Agreement specified in Section 19 shall at all times be effective and shall survive such termination.

6.	Permitted Acts.

Nothing in this Agreement shall be construed to limit the ability of the Placement Agent, its officers, directors, employees, agents, associated persons and any individual or entity “controlling,” “controlled by,” or “under common control” with the Placement Agent (as those terms are defined in Rule 405 under the Securities Act) to conduct their business including without limitation the ability to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

7.	Representations, Warranties and Covenants of the Company.

As of the date and time of the execution of this Agreement, the Closing Date and the Initial Sale Time (as defined herein), the Company (i) makes such representations and warranties to the Placement Agent as the Company makes to the Investors pursuant to the Securities Purchase Agreement, and (ii) further represents, warrants and covenants to the Placement Agent, other than as disclosed in any of its filings with the Commission, that:

A. Registration Matters.

i. The Company has filed with the Commission a registration statement on Form F-1 (File No. 333-[_]) including a related prospectus, for the registration of the Shares under the Securities Act and the rules and regulations thereunder (the “Securities Act Regulations”). The registration statement has been declared effective under the Securities Act by the Commission. The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430A or Rule 430(B) under the Securities Act. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus set forth in the Registration Statement in the form first used to confirm sales of the Shares (or in the form first made available to the Placement Agent by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus” and the term “Preliminary Prospectus” means any preliminary form of the Prospectus, specifically related to the Shares filed with the Commission by the Company with the consent of the Placement Agent.

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ii. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

iii. The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), and (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule I hereto.

iv. The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

v. Any Preliminary Prospectus when filed with the Commission, and the Registration Statement as of each effective date and as of the date hereof, complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects, with the requirements of the Securities Act and the Securities Act Regulations; and the documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus complied, and any further documents so incorporated will comply, when filed with the Commission, in all material respects to the requirements of the Exchange Act and Exchange Act Regulations.

vi. The issuance by the Company of the Securities has been registered under the Securities Act. The Securities will be issued pursuant to the Registration Statement and will be freely transferable and freely tradable by each of the Investors without restriction, unless otherwise restricted by applicable law or regulation. The Company is eligible to use Form F-1 under the Securities Act.

B. Stock Exchange Listing. The Ordinary Shares are approved for listing on the Exchange and the Company has taken no action designed to, or likely to have the effect of, delisting the Ordinary Shares from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing.

C. No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

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D. Disclosures in Registration Statement.

i. Compliance with Securities Act and 10b-5 Representation.

(a) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. The Preliminary Prospectus and the Prospectus, at the time each was or will be filed with the Commission, complied or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. The Preliminary Prospectus delivered to the Placement Agent for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) None of the Registration Statement, any amendment thereto, or the Preliminary Prospectus, as of [__]:00 [__].m. (Eastern time) on the date hereof (the “Initial Sale Time”), and at the Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Placement Agent by the Placement Agent expressly for use in the Registration Statement or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of the Placement Agent consists solely of the following disclosure contained in the “Plan of Distribution” section of the Prospectus: (i) the name of the Placement Agent, and (ii) the information regardings the Placement Agent fees and expenses (the “Placement Agent’s Information”).

(c) The Disclosure Package, as of the Initial Sale Time and at the Closing Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Preliminary Prospectus as of the Initial Sale Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Placement Agent by the Placement Agent expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Placement Agent consists solely of the Placement Agent’s Information; and

(d) Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), or at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Placement Agent’s Information.

ii. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Disclosure Package and the Prospectus, and (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

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iii. Changes After Dates in Registration Statement.

(a) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

(b) Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not: (i) issued any securities (other than (i) grants under any share compensation plan and (ii) Ordinary Shares issued upon the exercise or conversion of option, warrants or convertible securities described in the Registration Statement, the Disclosure Package and the Prospectus) or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

E. Transactions Affecting Disclosure to FINRA.

i. Finder’s Fees. There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any executive officer or director of the Company with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders.

ii. Payments Within Twelve (12) Months. Except as disclosed in the final prospectus related to the Company’s initial public offering, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the date hereof, other than the payment to the Placement Agent as provided hereunder in connection with the Offering.

iii. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

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iv. FINRA Affiliation. There is no (i) officer or director of the Company, (ii) to the Company’s knowledge, beneficial owner of 10% or more of any class of the Company’s securities or (iii) to the Company’s knowledge, beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the submission of the confidential Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

F. Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

G. Restriction on Sales of Capital Stock. The Company, on behalf of itself and any successor entity, agrees that it will not, for a period ending on September 3, 2024 (the “Lock-Up Period”), without the prior written consent of the Placement Agent (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than pursuant to a registration statement on Form S-8 for employee benefit plans; whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise; or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The restrictions contained in this section shall not apply to (i) the issuance by the Company of Ordinary Shares upon the exercise of stock options, warrants or the conversion of a security, in each case, that is outstanding on the date hereof or issued in the Offering, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations) or to extend the term of such securities; (ii) the grant by the Company of stock options or other stock-based awards, or the issuance of shares of capital stock of the Company under any stock compensation plan of the Company in effect on the date hereof; and (iii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144 under the Securities Act) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Lock-Up Period, and provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the current business of the Company at such time and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

H. Lock-Up Agreements. The Company has caused each of its officers, directors and beneficial owners of 5% or more of any class of the Company’s securities to deliver to the Placement Agent an executed Lock-Up Agreement, in the form attached as Exhibit A hereto (the “Lock-Up Agreement”).

8.	Conditions of the Obligations of the Placement Agent.

The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 7 hereof, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

A. Regulatory Matters.

i. Effectiveness of Registration Statement; Rule 424 Information. The Registration Statement is effective on the date of this Agreement, and, on the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

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ii. FINRA Clearance. On or before the Closing Date, the Placement Agent shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Placement Agent as described in the Registration Statement.

iii. Listing of Additional Shares. On or before the Closing Date, the Company shall have filed a notice with the Exchange with respect to the Company’s additional listing of the securities sold in the Offering.

B. Company Counsel Matters. On the Closing Date, the Placement Agent shall have received (i) the opinion of DLA Piper UK LLP, U.S. counsel to the Company, in form and substance reasonably satisfactory to the Placement Agent, including negative assurance language; (ii) the opinion of Jingtian & Gongcheng, PRC counsel to the Company, in form and substance reasonably satisfactory to the Placement Agent; (iii) the opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Company, and (iv) the opinion of ArentFox Schiff LLP, counsel to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent, or of other counsels reasonably satisfactory to the Placement Agent, in each case dated the Closing Date and addressed to the Placement Agent, and in each case substantially in form and substance reasonably satisfactory to the Placement Agent.

C. Comfort Letter. The Placement Agent shall have received letters dated the date of this Agreement and the Closing Date, each in form and substance satisfactory to the Placement Agent, from the Company’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus.

D. Officers’ Certificate. On the Closing Date, the Placement Agent shall have received a certificate of the chief executive officer and chief financial officer of the Company, dated the Closing Date, to the effect that, (i) such officers have carefully examined the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Initial Sale Time and through the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Disclosure Package, as of the Initial Sale Time through the Closing Date, any Issuer Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and (ii) as of the Closing Date the representations and warranties of the Company contained herein and in the Securities Purchase Agreement were and are accurate in all material respects, and that the obligations to be performed by the Company hereunder have been fully performed in all material respects.

E. Secretary’s Certificate. On the Closing Date, the Placement Agent shall have received from the Company a certificate of the corporate secretary of the Company, dated the Closing Date, certifying to the organizational documents of the Company, good standing in the jurisdiction of formation of the Company and board resolutions authorizing the Offering of the Securities.

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F. No Material Changes. Prior to and on the Closing Date: (i) there shall have been no Material Adverse Change or development involving a prospective Material Adverse Change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any affiliates of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

G. Delivery of Agreements.

(i) Lock-Up Agreements. On or before the Closing Date, the Company shall have delivered to the Placement Agent executed copies of the Lock-Up Agreement from each of the Company’s officers, directors and beneficial owners of 5% or more of any class of the Company’s securities.

H. Additional Documents. At the Closing Date, Placement Agent’s counsel shall have been furnished with such documents and opinions as they may require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Placement Agent and Placement Agent’s counsel.

9.	Indemnification and Contribution; Procedures.

A. Indemnification of the Placement Agent . The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling such Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person hereafter is referred to as an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons, except as otherwise expressly provided in this Agreement) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Disclosure Package, the Preliminary Prospectus, the Prospectus or in any Issuer Free Writing Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 9, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, any national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Placement Agent’s Information. Notwithstanding the foregoing, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted solely from such Indemnified Person’s use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person’s enforcement of his or its rights under this Agreement. Each Indemnified Person is an intended third party beneficiary with the same rights to enforce the indemnification that each Indemnified Person would have if he was a party to this Agreement.

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B. Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 9 or otherwise to such Indemnified Person, except to the extent (and only to the extent) that its ability to assume the defense of any such action (as contemplated in the next sentence) is actually impaired by such failure or delay. The Company shall, if requested by the Placement Agent, assume the defense of any such action (including the employment of counsel reasonably satisfactory to the Placement Agent). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel for the benefit of the Placement Agent and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel, it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (together with local counsel), representing the Placement Agent and all Indemnified Persons who are parties to such action. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Party, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefor).

C. Indemnification of the Company. The Placement Agent agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all Liabilities, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or Prospectus or any amendment or supplement thereto, in reliance upon, and in strict conformity with, the Placement Agent’s Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Disclosure Package or Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Placement Agent, the Placement Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Placement Agent by the provisions of Section 9.B. The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Securities or in connection with the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, provided, that failure by the Company so to notify the Placement Agent shall not relieve the Placement Agent from any obligation or liability which the Placement Agent may have on account of this Section 9.C. or otherwise to the Company, except to the extent the Placement Agent is materially prejudiced as a proximate result of such failure.

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D. Contribution. In the event that a court of competent jurisdiction makes a finding that indemnity is unavailable to any indemnified person, then each indemnifying party shall contribute to the Liabilities and Expenses paid or payable by such indemnified person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of commissions and fees actually received by the Placement Agent pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this subsection (D) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (D). For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Offering, whether or not such Offering is consummated, bears to (b) the commissions paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

E. Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted primarily from such Indemnified Person’s (x) gross negligence or willful misconduct in connection with any such advice, actions, inactions or services or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities which were not authorized for such use by the Company and which use constitutes gross negligence or willful misconduct.

F. Survival. The advancement, reimbursement, indemnity and contribution obligations set forth in this Section 9 shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement. Each Indemnified Person is an intended third-party beneficiary of this Section 9, and has the right to enforce the provisions of Section 9 as if he/she/it was a party to this Agreement.

10.	Limitation of Placement Agent’s Liability to the Company.

The Placement Agent and the Company further agree that neither the Placement Agent nor any of its affiliates or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract or tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by the Placement Agent and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of the Placement Agent.

11.	Limitation of Engagement to the Company.

The Company acknowledges that the Placement Agent has been retained only by the Company, that the Placement Agent is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of the Placement Agent is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against the Placement Agent or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents. Unless otherwise expressly agreed in writing by the Placement Agent, no one other than the Company is authorized to rely upon any statement or conduct of the Placement Agent in connection with this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by the Placement Agent to the Company in connection with the Placement Agent’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. The Placement Agent shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by the Placement Agent. If any purchase agreement and/or related transaction documents are entered into between the Company and the investors in the Offering, the Placement Agent will be entitled to rely on the representations, warranties, agreements and covenants of the Company contained in any such purchase agreement and related transaction documents as if such representations, warranties, agreements and covenants were made directly to the Placement Agent by the Company.

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12.	Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

13.	Confidentiality.

In the event of the consummation or public announcement of any Offering, the Placement Agent shall have the right to disclose their participation in such Offering, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals. The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

14.	Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

15.	Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed” and “signature” and words of like import in this Agreement and all documents relating thereto, shall (to the extent permissible under governing documents) include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including, without limitation, the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law.

16.	Severability.

The invalidity, illegality or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity, legality or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid, illegal or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

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17.	Use of Information.

The Company will furnish the Placement Agent such written information as the Placement Agent reasonably requests in connection with the performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, the Placement Agent will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Offering and that the Placement Agent does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by the Placement Agent in connection with the provision of their services.

18.	Absence of Fiduciary Relationship.

The Company acknowledges and agrees that: (a) the Placement Agent has been retained solely to act as Placement Agent in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent has advised or is advising the Company on other matters; (b) the Purchase Price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Investors and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Placement Agent and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Placement Agent is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Placement Agent, and not on behalf of the Company and that the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the Offering.

19.	Survival of Indemnities, Representations, Warranties, Etc.

The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and Placement Agent, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, the Purchasers or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 5, the payment, reimbursement, indemnity, contribution, and advancement agreements contained in Sections 2, 9, 10, and 11, and the Company’s covenants, representations, and warranties set forth in this Agreement, shall not terminate and shall remain in full force and effect at all times. The indemnity and contribution provisions contained in Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any of the Placement Agent, any person who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of the Placement Agent, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Securities.

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20.	Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that any action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (each, a “Proceeding”) concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any action, suit, inquiry, notice of violation, proceeding or investigation before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of this Agreement, then, in addition to the obligations of the Company under Section 9, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding. The Company irrevocably appoints Cogency Global, Inc. as its respective authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company, as the case may be, in any such suit or proceeding. The Company represents and warrants that the choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The choice of laws of the State of New York as the governing law of this Agreement will be honored by competent courts in the People’s Republic of China, subject to compliance with relevant People’s Republic of China civil procedural and other requirements. The Company represents and warrants that none of the Company nor any of its properties, assets or revenues has any right of immunity under Cayman Islands, the People’s Republic of China or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of the Cayman Islands and the People’s Republic of China, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Agreement.

21.	Notices.

All communications hereunder shall be in writing and shall be mailed or hand delivered and confirmed to the parties hereto as follows:

If to the Company:

Room 5A01, 4th Floor,

Air China Building, Xiaoyun Road,

Sanyuanqiao, Chaoyang District,

Beijing 100027, China

Attn: Lucy Yang

Email: lucyyang@lucasgc.com

If to the Placement Agent:

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Joseph Gunnar & Co., LLC

40 Wall Street, 30th Floor

New York, NY 10005

Attention: [__]

Any party hereto may change the address for receipt of communications by giving written notice to the others.

22.	Judgment Currency.

(a) If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 22 referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the trading day immediately preceding:

(1) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 22 being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 22(a)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

(d) “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

23.	Miscellaneous.

This Agreement constitutes the entire agreement of the Placement Agent and the Company, and supersedes any prior agreements, with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of this Agreement shall remain in full force and effect.

24.	Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 hereof, and to their respective successors, and personal representatives, and, except as set forth in Section 9 of this Agreement, no other person will have any right or obligation hereunder.

[SIGNATURE PAGE TO FOLLOW]

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Placement Agent and the Company, and intending to be legally bound, please sign in the space provided below, whereupon this letter shall constitute a binding agreement as of the date executed.

Very truly yours,

LUCAS GC LIMITED

By:
Name:
Title:

Confirmed as of the date first written above:

Joseph Gunnar & Co., LLC

By:
Name:
Title:

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SCHEDULE I

Issuer General Use Free Writing Prospectuses

None.

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Exhibit A

Lock-up Agreement

[___], 2024

Joseph Gunnar & Co., LLC

40 Wall Street, 30th Floor

New York, NY 10005

Ladies and Gentlemen:

The undersigned understands that Joseph Gunnar & Co., LLC the “Placement Agent”), is acting as placement agent pursuant to the proposed placement agency agreement (the “Agreement”), to be entered into with Lucas GC Limited, a Cayman Islands company (the “Company”), in connection to the offering (the “Offering”) of the Company’s ordinary shares, par value US$0.000005 per share (the “Shares”).

To induce the Placement Agent to continue its efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Placement Agent, the undersigned will not, during the period commencing on the date hereof and ending 90 days from the closing date of the Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for the Shares (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise.

The foregoing sentence shall not apply to (a) transactions relating to the Shares or other securities acquired in open market transactions after the completion of the Offering, or (b) transfers of the Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this Lock-up Agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); provided that in the case of any transfer or distribution pursuant to clause (b), each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this Lock-up Agreement; (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; (e) if the undersigned is a trust, to a trustee or beneficiary of the trust; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c), (d) or (e), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Placement Agent a lock-up agreement substantially in the form of this Lock-up Agreement, (iii) no filing under Section 13 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other filing or public announcement shall be required or shall be voluntarily made; (f) the receipt by the undersigned from the Company of ordinary shares upon the vesting of restricted share awards or share units or upon the exercise of options to purchase the Company’s ordinary shares issued under an equity incentive plan of the Company or an employment arrangement described in the Preliminary Prospectus (as defined in the Agreement) (the “Plan Shares”) or the transfer of ordinary shares or any securities convertible into ordinary shares to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, but only to the extent such right expires during the Lock-up Period, provided that no filing under Section 13 of the Exchange Act or other public announcement shall be required or shall be voluntarily made within 90 days after the date of the Agreement, and after such 90th day, if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of ordinary shares during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further, that the Plan Shares shall be subject to the terms of this Lock-up Agreement; (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act will be voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan; and (h) the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this Lock-up Agreement for the balance of the Lock- Up Period, and provided further, that any filing under Section 13 of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law (collectively, “Permitted Transfers”). In addition, the undersigned agrees that, without the prior written consent of the Placement Agent, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

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No provision in this Lock-up Agreement shall be deemed to restrict or prohibit (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; provided, however, that any sales by parties to this Lock-up Agreement shall be subject to this Lock-up Agreement, (ii) the issuance of ordinary shares in connection with the exercise of outstanding warrants of the Company; provided that this Lock-up Agreement shall apply to any of the undersigned’s shares issued upon such exercise, or (iii) the issuance of securities in connection with an acquisition or a strategic relationship which may include the sale or equity securities; provided, that none of such shares shall be saleable in the public market until the expiration of the 90 day period described above.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any securities that the undersigned may purchase in the Offering; and (ii) the Placement Agent agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Placement Agent will notify the Company of the impending release or waiver. Any release or waiver granted by the Placement Agent hereunder to any such officer or director shall only be effective two (2) business days after the release or waiver. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration or in connection with any other Permitted Transfer and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-up Agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

The undersigned understands that the Company and the Placement Agent are relying upon this Lock-up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

The undersigned understands that, if (i) the Agreement is not executed by [___], 2024, (ii) the Company notifies the Placement Agent in writing that it does not intend to proceed with the Offering or (iii) the Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Agreement, the terms of which are subject to negotiation between the Company and the Placement Agent. The undersigned acknowledges that no assurances are given by the Company or the Placement Agent that any Offering will be consummated. This Lock-up Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

[Signature Page Follows]

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Very truly yours,

(Signature)

Address:

Email:
Date:

[Signature Page – Lock Up Agreement]

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